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                                 March 17, 2005


CryoLife, Inc.
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia 30144


     Re: Form S-3 Registration Statement - 400,000 Shares of Convertible Preferred Stock

Dear Ladies and Gentlemen:

     We have acted as counsel to CryoLife, Inc., a Florida corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale of up to 400,000 shares of convertible preferred stock, par value $0.01, of the Company (the "Convertible Preferred Stock") (the Common Stock and the Convertible Preferred Stock are collectively referred to herein as the "Securities").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Company's Articles of Incorporation, as amended to date, (c) the Company's By-Laws, as amended to date, (d) the proposed Articles of Amendment (the "Articles of Amendment") to the Articles of Incorporation, describing the rights, preferences, and limitations of the Convertible Preferred Stock, (e) resolutions of the Company's Board of Directors, approving the Articles of Amendment, (f) the Prospectus Supplement dated March 15, 2005 (the "Prospectus Supplement") for the offer and sale of the Convertible Preferred Stock, (g) certificates of officers or other representatives of the Company, and (h) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), remain effective and comply with all applicable laws; and (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

CryoLife, Inc.
March 17, 2005
Page 2


     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

     (a) The Convertible Preferred Stock, when sold and after receipt of payment therefore as contemplated in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

     (b) The Common Stock issuable upon conversion of the Convertible Preferred Stock, together with the Common Stock issuable under certain circumstances pursuant to the "make-whole" payment provisions of the Convertible Preferred Stock, has been duly and validly authorized and reserved for issuance and, when and if issued upon valid conversion of the Convertible Preferred Stock in accordance with the Articles of Amendment, will be validly issued, fully paid and non-assessable.

     We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Convertible Preferred Stock. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion. We are qualified to practice law only in the State of Georgia. We do not purport to be an expert on the laws of any jurisdiction other than the laws of the State of Georgia, the Florida Business Corporation Act and the laws of the United States of America and we express no opinion herein as to the effect of any other laws.

     We consent to the filing of this opinion as an exhibit to the Form 8-K of the Company and/or the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.


                                    Sincerely,



                                    ARNALL GOLDEN GREGORY LLP